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Atara Biotherapeutics, Inc.

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2021 Annual Stockholder Meeting2021 Annual Stockholder Meeting

Atara Bio: Pioneering Off-the-Shelf, Allogeneic T-cell Immunotherapies

Our mission is to transform the lives of patients with serious diseases through pioneering science, teamwork and a commitment to excellence



Ola
PTLD champion
Jon
PTLD champion
Swapna
PTLD
champion
Ayden
PTLD champion
Jessica
PTLD champion
1982-2019
Dan
MS champion

Atara mourns the loss of Jessica, who passed away on September 25, 2019 while awaiting a new heart and kidney transplant. Her memory continues to fuel our urgency in developing new therapies for devastating diseases.

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We Are a Leading, Pre-Commercial Allogeneic T-Cell Immunotherapy Company Differentiated Allogeneic Cell Therapy Platform Scalable EBV T-cell platform and technologies to develop multiple allogeneic cell therapies ® Tab-cel : First-In-Kind, Late-Stage, Oncology Program Working toward completing BLA submission in Q3 2021, pending alignment with FDA ATA188: Potentially Transformative MS Treatment in Randomized Controlled Trial Working towards placebo-controlled data, expected within ~12 months, to enable pivotal studies and partnering opportunities Next-Gen Allogeneic CAR T Portfolio, Validated by Bayer Collaboration on Mesothelin-Targeted CAR T Competitive programs designed to address current limitations of autologous and allogeneic CAR T Proven Technical Capabilities Advanced process science and wholly-owned pre-commercial manufacturing capabilities attractive to potential partners EBV = Epstein-Barr Virus; BLA = Biologics License Application; BTD = Break Through Designation 3We Are a Leading, Pre-Commercial Allogeneic T-Cell Immunotherapy Company Differentiated Allogeneic Cell Therapy Platform Scalable EBV T-cell platform and technologies to develop multiple allogeneic cell therapies ® Tab-cel : First-In-Kind, Late-Stage, Oncology Program Working toward completing BLA submission in Q3 2021, pending alignment with FDA ATA188: Potentially Transformative MS Treatment in Randomized Controlled Trial Working towards placebo-controlled data, expected within ~12 months, to enable pivotal studies and partnering opportunities Next-Gen Allogeneic CAR T Portfolio, Validated by Bayer Collaboration on Mesothelin-Targeted CAR T Competitive programs designed to address current limitations of autologous and allogeneic CAR T Proven Technical Capabilities Advanced process science and wholly-owned pre-commercial manufacturing capabilities attractive to potential partners EBV = Epstein-Barr Virus; BLA = Biologics License Application; BTD = Break Through Designation 3

NEO Compensation Program Highlights Target Compensation Mix Elements of Executive Compensation Our executive compensation program consists of the following primary elements: Base Base salaries are fixed pay set with consideration for Salary responsibilities, market data, employee knowledge, skills and experience, individual performance, and scope of responsibilities, among other factors. Annual Cash The annual cash incentive award plan is based on key strategic, Bonus research, development, regulatory, clinical, financial and operational corporate objectives. Long-Term Long-term equity awards delivered as a combination of some or all Equity of the following: Incentives • Stock options • Restricted stock units (RSUs) • Performance stock units (PSUs) • The relative mix of these components is generally weighted towards incentive rather than fixed compensation and towards long-term incentive compared to short-term incentive compensation. • We believe relative weighting towards long-term equity-based compensation ensures interests of our executives are aligned with stockholders. 4NEO Compensation Program Highlights Target Compensation Mix Elements of Executive Compensation Our executive compensation program consists of the following primary elements: Base Base salaries are fixed pay set with consideration for Salary responsibilities, market data, employee knowledge, skills and experience, individual performance, and scope of responsibilities, among other factors. Annual Cash The annual cash incentive award plan is based on key strategic, Bonus research, development, regulatory, clinical, financial and operational corporate objectives. Long-Term Long-term equity awards delivered as a combination of some or all Equity of the following: Incentives • Stock options • Restricted stock units (RSUs) • Performance stock units (PSUs) • The relative mix of these components is generally weighted towards incentive rather than fixed compensation and towards long-term incentive compared to short-term incentive compensation. • We believe relative weighting towards long-term equity-based compensation ensures interests of our executives are aligned with stockholders. 4

Responsiveness to Stockholders and Significant Progress to Further Align Interests of Stockholders and Executives — We engage with our stockholders on a regular basis to better understand their views and interests and solicit their feedback on our business, compensation practices, governance practices and other areas of interest − Engaged with stockholders representing approximately 75% of outstanding shares throughout 2020 and 2021 − In 2020, primary compensation-related feedback related to former CEO’s 2019 exit package − No changes were made in response to this feedback as this was a one-time event not expected to re-occur — Changes made to further align compensation program with interests of stockholders − Implemented performance share unit program linked with the progress of our lead asset Tab-cel − Adopted Incentive Clawback Policy − Adopted Stock Ownership Guidelines − Substantially revised and expanded CD&A disclosures in Proxy Statement — Our Board is diverse and complies with current California law, with three female directors and one member from underrepresented community — We are committed to continuing to increase the diversity of the Board over time and intend to comply with applicable laws We Ask for Your Support and Vote FOR Each Director Nominee and FOR Each Proposal 5Responsiveness to Stockholders and Significant Progress to Further Align Interests of Stockholders and Executives — We engage with our stockholders on a regular basis to better understand their views and interests and solicit their feedback on our business, compensation practices, governance practices and other areas of interest − Engaged with stockholders representing approximately 75% of outstanding shares throughout 2020 and 2021 − In 2020, primary compensation-related feedback related to former CEO’s 2019 exit package − No changes were made in response to this feedback as this was a one-time event not expected to re-occur — Changes made to further align compensation program with interests of stockholders − Implemented performance share unit program linked with the progress of our lead asset Tab-cel − Adopted Incentive Clawback Policy − Adopted Stock Ownership Guidelines − Substantially revised and expanded CD&A disclosures in Proxy Statement — Our Board is diverse and complies with current California law, with three female directors and one member from underrepresented community — We are committed to continuing to increase the diversity of the Board over time and intend to comply with applicable laws We Ask for Your Support and Vote FOR Each Director Nominee and FOR Each Proposal 5

Proposals for 2021 Annual Stockholder Meeting Meeting Date – June 8, 2021 — Election of three nominees for director − Eric L. Dobmeier − William K. Heiden − Beth Seidenberg, M.D. — Advisory vote on executive compensation — Ratification of independent registered public accounting firm - Deloitte & Touche LLP BOARD OF DIRECTORS RECOMMENDS VOTE FOR EACH DIRECTOR NOMINEE AND FOR EACH PROPOSAL 6Proposals for 2021 Annual Stockholder Meeting Meeting Date – June 8, 2021 — Election of three nominees for director − Eric L. Dobmeier − William K. Heiden − Beth Seidenberg, M.D. — Advisory vote on executive compensation — Ratification of independent registered public accounting firm - Deloitte & Touche LLP BOARD OF DIRECTORS RECOMMENDS VOTE FOR EACH DIRECTOR NOMINEE AND FOR EACH PROPOSAL 6